UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2023

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 17, 2023, Wynn Resorts, Limited (the "Company") announced that Wynn Resorts Finance, LLC (“WRF”), an indirect wholly owned subsidiary of the Company, and certain of its subsidiaries entered into an amendment (the “Credit Agreement Amendment”) to its existing credit agreement (the “Credit Agreement”) among Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other lenders party thereto.

The Credit Agreement Amendment amends the Credit Agreement to, among other things: (i) transition the benchmark rate from LIBOR to Term SOFR and to make conforming changes, (ii) reduce the aggregate principal amount of revolving commitments under the revolving credit facility by $100.0 million, from $850.0 million to $750.0 million, (iii) extend the stated maturity date for lenders electing to extend their revolving commitments in an amount equal to approximately $681.3 million from September 20, 2024 to September 20, 2027, and (iv) extend the stated maturity date for lenders electing to extend their term loan commitments in an amount equal to approximately $749.4 million from September 20, 2024 to September 20, 2027. Lenders who elected not to extend their revolving commitments in an amount equal to approximately $68.7 million will remain subject to a stated maturity date of September 20, 2024, and lenders who elected not to extend their term loan commitments in an amount equal to approximately $75.6 million will remain subject to a stated maturity date of September 20, 2024.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment and Exhibit A thereto, which are filed herewith as Exhibits 10.1 and 10.1.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1
Amendment No. 3 to Credit Agreement, dated as of May 17, 2023, by and among Wynn Resorts Finance, LLC, as borrower, the subsidiaries of borrower party hereto, as guarantors, Deutsche Bank AG New York Branch, as administrative agent.

10.1.1
Exhibit A to Amendment No. 3 - Credit Agreement, dated as of September 20, 2019 (as amended by Amendment No. 1 dated as of April 10, 2020, Amendment No. 2 dated as of November 27, 2020, and Amendment No. 3 dated as of May 17, 2023), by and among Wynn Resorts Finance, LLC, as borrower, the subsidiaries of borrower party hereto, as guarantors, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: May 17, 2023	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer
(Principal Financial and Accounting Officer)